EXHIBIT 6 (a)

                SALES AND PURCHASE AGREEMENT


     THIS AGREEMENT is entered into this ___ day of _______, 1998, by and between MAGELLAN TECHNOLOGIES , INC. ("Magellan"), a Utah corporation (the "Seller"), and INSURDATA INCORPORATED (" Insurdata"), a Texas corporation (the "Purchaser") for the purpose of Purchaser aquiring Seller's membership interest in SATELLITE IMAGE SYSTEMS, LLC, a Texas limited liability company (the "LLC").

     WHEREAS, Magellan became a 49% owner of the entity now known as Satellite Image Systems, LLC, in a certain transaction styled "Agreement between Magellan Technologies, Inc. and UICI regarding Satelite Image Systems, Inc.", effective August 1, 1996 , in which Magellan agreed to award a total of 5% ownership of LLC to certain key managers in equal amounts over two years on each August 1, being August 1, 1997 and August 1, 1998. Magellan agrees to, and hereby does, advance the August 1, 1998 award date to May 1, 1998 so that the key managers will have been awarded a total of 5% ownership of LLC as of the effective date of the Sale and Purchase Agreement; and

     WHEREAS, following such accelerated award to key managers, Magellan is the owner and holder of a forty-four percent (44%) membership interest in the LLC; and

     WHEREAS, Insurdata is the owner and holder of a fifty-one percent (51%) membership interest in the LLC; and

     WHEREAS, the Purchaser desires to purchase from the Seller and the Seller is willing to sell to the Purchaser its equity interest in the LLC;

     NOW, THEREFORE, for and in consideration of the above recitals, which are incorporated herein, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Seller hereby sells, conveys, and assigns to Purchaser, subject to the terms of this Agreement, its forty-four percent (44%)membership interest in the LLC.

The purchase price shall be paid in part in cash at closing and in part by quarterly "Earn-out" payments based upon the LLC's earnings results for the years 1998, 1999 and the first two quarters of 2000, as follows:

          a)Simultaneously with the execution of this Agreement, Purchaser shall pay to Sellar, by wire transfer, the sum of One Million Five Hundred Thousand Dollars ($ 1,500,000).

          b)Quarterly "Earn-out" payments shall be made based upon LLC's results for the years 1998, 1999 an dthe first two quarters of 2000. Each payment is calculated as 50% of Profits Before Tax (PBT), subject to a cumulative ceiling of $ 1,000,000. The parties agree that for the first quarter of 1998, LLC broke even, and that no Earn-out payment is due to Seller.

          c)Fifty percent of each earn-out payment shall be paid to Seller in cash. The other fifty of each Earn-out payment shall be applied to the principal balances of the two notes payable from Magellan to LLC. The first not is a promissory note in the amount of $150,000 dated September 5, 1996 and the second note is a promissory note in the amount of $ 350,000 dated October 3, 1996.

          d)Earn-out payments shall be made to Seller and applied to the note within 30 days of the close of each quarter.

          e)Magellan would only be required to make principal payments in cash if the cumulative Earn-out at any point in time is less than the normal amortization of the notes on a monthly principal payment due date. After the end of the Earn-out period , any remaining principal will be paid by Magellan in accordance with the normal terms of the notes. Interest payents on the notes will be make as scheduled based upon the outstanding principal at the time so long as a balance exists.

     2. Seller hereby assigns to Purchaser any right, title of interest it has as a Member with regard to the business, property and rights of the LLC, including the right of its officers, directors, employees, agents or appointees to serve as members of the "Managing Board" of LLC. Seller agrees to deliver resignations of all of its designated or appointed members of the Managing Board at the time and place of execution of this Agreement or within three business days thereafter and, if such resignations cannot be obtained within such a time, then Purchaser may remove and replace such members as provided for in the Regulations of the LLC.

     3.   Purchaser hereby agrees to assume sole
responsibility for any leases, contracts, obligations or expenses of the LLC.

     4. The Seller hereby warrants and represents that it is the sole owner of and has the sole right to sell, transfer, and assign its membership interest in the LLC to Purchaser as set forth in this Agreement and that said interest is free of any liens or encumbrances. The execution, delivery and performance of this Agreement have been duly authorized and approved as may be required as may be required of Seller and constitutes a valid and binding agreement of Seller in accordance with its terms.

     5. Purchaser represents and acknowledges that it entered into this Agreement on the basis of its own examination, personal knowledge and opinion of the value of the business. Purchaser has not relied on any representations, warranties or statements made by Seller, other than those contained in this Agreement .

     6. If at any time during the terms of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction thereof , every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association, and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     7. Each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party from and against any and all losses, claims, demands, liabilities, costs, damages, and expenses (including reasonable attorney's fees) arising out of out our caused by the Indemnifying Party's negligence, breach of this Agreement or misconduct by it, its employees, or its authorized representatives in the performance of its obligations under this Agreement.

     8. This Agreement contains the entire contract and supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matters. However, nothing contained herein shall supersede, replace or modify the terms of any contracts of agreements between the LLC an dSeller or any affiliate of Seller entered into prior to the date of the Agreement.

     9. This Agreement may not be modified, changed, or amended in any respect unless agreed upon in writing and signed by the parties hereto.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State if Texas.

     11. This Agreement may be executed in several counterparts, each of which shall have the same force and effect of an original.

     12. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and legal representatives.

     13. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, but effective as of May 1, 1998.


                              SELLER:
                              MAGELLAN TECHNOLOGIES INC.


                         By:  /s/ William A. Fresh
                            ------------------------------------
                             William A. Fresh, President and CEO


                              PURCHASER:
                              INSURDATA INCORPORATED


                         By: /s/ Dennis B. Maloney
                            ------------------------------------
                             Dennis B. Maloney,President &  CEO